UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

TINTRI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38117	26-2906978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 Ravendale Drive

Mountain View, California 94043

(Address of principal executive offices including zip code)

(650) 810-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 22, 2018, the board of directors of Tintri, Inc. (the “Company”) approved a reduction in force of approximately 200 employees. The reduction in force is ongoing and the Company expects to complete it shortly. Following this reduction in force, the Company expects to have between 40 and 50 employees.

The Company has not yet determined the amount of cash expenditures, substantially all of which consist of payroll-related costs, or the total expense that will be incurred in connection with the reduction in force. The Company is undertaking this reduction in force as part of an effort to preserve its cash resources. The Company has very limited cash resources remaining and currently does not expect to have sufficient liquidity to continue its operations beyond June 30, 2018.

As previously announced, the Company has received notice of noncompliance from the Nasdaq Stock Market, which may result in the Company’s securities being delisted from Nasdaq. Following such a delisting, the Company’s common stock may trade only on the over-the-counter market, or not at all.

The Company cautions that the trading price of the Company’s securities is volatile, highly uncertain and subject to substantial risks. Trading prices for the Company’s securities may bear little or no relationship to future stockholder returns, and the Company currently does not anticipate that stockholders will receive any return on their shares.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the reduction in force described under Item 2.05 above, the Company terminated the employment of Tom Cashman, who was serving as Executive Vice President, Worldwide Sales and Alliances, effective as of June 25, 2018.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “likelihood” or the negative of these words or other similar terms or expressions that concern the Company’s estimates of the magnitude of workforce reductions, cash expenditures that may be made by the Company, the available cash and cash equivalents of the Company, the time period during which the Company can continue to operate the Company’s business with its existing cash resources, the amounts, if any, that may be paid to stockholders in the future, the trading price of the Company’s securities, the Company’s ability to comply with Nasdaq Listing Rules, the continued listing of the Company’s shares on Nasdaq or trade on the over-the-counter market and restructuring expenses associate with the reduction in force. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These factors include, but are not limited to, the following: the Company’s ability to implement the restructuring in various jurisdictions; possible changes in the size and components of the expected costs and charges associated with the restructuring; risks associated with the Company’s ability to achieve the benefits of the restructuring; constraints imposed by the Company’s limited capital; the Company’s ability to obtain sufficient funds in the time period required in order to fund its ongoing operations; factors affecting the Company’s ability to realize significant savings from its cost-reduction measures; the Company’s ability to execute on potential strategic transactions; the Company’s ability to continue to satisfy the listing standards of the Nasdaq Stock Market; and the risks more fully described in the Company’s Annual Report on Form 10-K for the year ended January 31, 2018 filed with the Securities and Exchange Commission.

The forward-looking statements in this Form 8-K are based on information available to the Company as of the date hereof, and Company disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tintri, Inc.

Date: June 27, 2018	By:	/s/ Kieran Harty
Kieran Harty
Chief Technology Officer